Exhibit 99.1

Schlumberger-Smith Merger Receives Unconditional Clearance

from European Commission

HOUSTON, July 26, 2010 — Schlumberger Ltd (NYSE: SLB) and Smith International, Inc. (NYSE: SII) jointly announced today that the European Commission has cleared their proposed merger under the EC Merger Regulation without any conditions.

The closing of the proposed merger remains subject to clearance by the U.S. Department of Justice, approval by Smith stockholders, and the satisfaction or waiver of other closing conditions contained in the merger agreement between the companies. As previously announced, the 2010 annual meeting of stockholders of Smith is scheduled for August 24, 2010, at which meeting stockholders of Smith will consider and vote upon matters including the proposed adoption of the agreement and plan of merger between Smith and Schlumberger.

Schlumberger and Smith expect that the merger will close in the third quarter of this year. Until that time, Schlumberger and Smith will continue to operate as separate and independent companies and continue to serve their respective customers.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections, or other statements other than statements of historical fact, are forward-looking statements. Neither Schlumberger nor Smith can give any assurance that such expectations will prove to be correct. These statements are subject to, among other things, satisfaction of the closing conditions to the merger, the risk that the Smith 2010 annual stockholders meeting is cancelled or delayed, the risk that the contemplated merger does not occur, negative effects from the pendency of the merger, the ability to successfully integrate the merged businesses and to realize expected synergies and other risk factors that are discussed in Schlumberger’s and Smith’s most recent Forms 10-K as well as each company’s other filings with the SEC available at the SEC’s Internet site (http://www.sec.gov). Actual results may differ materially from those expected, estimated or projected.

Forward-looking statements speak only as of the date they are made, and neither Schlumberger nor Smith undertake any obligation to publicly update or revise any of them in light of new information, future events or otherwise.

Additional Information

Schlumberger has filed with the SEC a registration statement on Form S-4 containing a definitive proxy statement/prospectus of Schlumberger and Smith and other documents related to the proposed transaction. The registration statement has been declared effective by the SEC and Smith intends to mail the proxy statement/prospectus to its stockholders on or about July 27, 2010. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, INCLUDING DETAILED RISK FACTORS. These documents contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials are available to the shareholders of Smith at no expense to them. Investors and security holders can obtain the documents free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) are available free of charge at www.smith.com or www.slb.com. You may also read and copy any reports, statements and other information filed by Smith or Schlumberger with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Each company’s directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Schlumberger’s directors and officers can be found in its proxy statement filed with the SEC on March 4, 2010 and information regarding Smith’s directors and officers can be found in its amendment to its annual report on Form 10-K filed with the SEC on April 30, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, are contained in the definitive proxy statement/prospectus and other relevant materials.

For more information, contact:

Investors

Malcolm Theobald – Schlumberger Limited, Vice President of Investor Relations

Office +1 (713) 375-3535

investor-relations@slb.com

Shawn Housley – Smith International, Inc., Director of Investor Relations

Office + 1 (281) 233-5768

shousley@smith.com

Media

Stephen Whittaker – Schlumberger Limited, Director of Corporate Communications

Office + 33 1 4062 1330

swhittaker@slb.com